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                                                                     EXHIBIT 4.7
                                         Optionee:
                                         Shares:
                                         Date:



                          NON-QUALIFIED STOCK OPTION
                                   AGREEMENT


                     UNDER THE HAWKINS ENERGY CORPORATION
                              DIRECTOR STOCK PLAN
                              -------------------


     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of ____, 19__, by and between Hawkins Energy Corporation, an Oklahoma corporation ("Hawkins"), and the below named individual ("Optionee").


                                R E C I T A L S
                                - - - - - - - -


     A.   Optionee is a director of Hawkins.

     B. Hawkins desires to provide to Optionee a means for Optionee to acquire a proprietary interest in Hawkins.

     NOW, THEREFORE, in consideration of the presently existing relationship between Hawkins and Optionee, and in order to provide a means for Optionee to acquire a proprietary interest in Hawkins, it is agreed between Hawkins and Optionee as follows:

     1.   Defined Terms.  As used herein, the following terms shall have the
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following meanings:

          (a) "Plan" shall mean the Hawkins Energy Corporation Director Stock Plan, including any amendments thereto.

          (b)  "Optionee" shall mean _____________.

          (c) "Option Shares" shall mean _______ shares of the Common Stock of Hawkins, par value $0.01 per share.

          (d)  "Expiration Date" shall mean ____, 20__.

Terms used herein and not defined herein shall have the meanings ascribed to them in the Plan.

     2.   Option Grant.  Hawkins hereby grants to Optionee, subject to the terms
          ------------
hereof and the terms of the Plan, the right and option to purchase all or any part of the Option Shares on or before the Expiration Date (the "Option"); provided, however, that the Option may only be exercised
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to purchase a minimum of 100 Option Shares at any one time. No exercise as to a portion of the Option Shares shall preclude a later exercise or exercises as to additional portions. The Option shall be exercisable only (a) as provided in paragraph 3(b) hereof, (b) until the earlier of the Expiration Date or twelve months after the termination of Optionee's service as a director of Hawkins, and
(c) in the event of disability (for purposes of this Agreement, Optionee shall be considered disabled if he/she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months) or death during Optionee's service as a director of Hawkins, until the earlier of the Expiration Date or twelve months after the commencement of Optionee's disability or Optionee's death.

     3.   Terms and Conditions of the Option.  The Option shall be subject to
          ----------------------------------
the following terms and conditions:

          (a)  Exercise Price.  The price to be paid for each of the Option
               --------------
     Shares with respect to which the Option is exercised, shall be $_____ (the "Exercise Price").

          (b)  Exercise of Option.  The Option shall be exercisable as specified
               ------------------
     herein and in the Plan. This Option may not be exercised until after six months after the date of its grant. Payment of the Exercise Price for the number of shares as to which the Option is being exercised shall be (i) by cash or check and in full on the date of exercise, (ii) through the delivery of shares of Common Stock held by Optionee for at least six months and having a Fair Market Value (as defined in the Plan) equal to the full amount of the Exercise Price, (iii) by the withholding by Hawkins from the shares of Common Stock issuable upon any exercise of the option that number of shares having a Fair Market Value equal to such exercise price pursuant to a written election delivered to the Committee at least six months prior to the date of exercise, or (iv) by a combination of such methods. The Option shall not be exercisable with respect to fractions of a share.

          (c)  Notice of Exercise.  Each exercise of the Option shall be by
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     written notice to the President of Hawkins.  Each such notice shall state the number of Option Shares with respect to which the Option is being exercised and shall specify a date, not less than five nor more than ten days after the date of such notice, as the date on which the shares will be delivered and payment made therefor at the principal offices of Hawkins.
     If any law or regulation requires Hawkins to take any action with respect to the shares specified in such notice, then the date for delivery of such shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to pay for the number of shares specified in such notice on the date set forth therein, subject to such date being extended as provided above, the Option shall terminate with respect to such number of shares, but shall continue with respect to the remaining shares covered by this Agreement and not yet acquired by exercise of the Option or any portion thereof.

          (d)  Investment Representation.  If shares of stock issued pursuant to
               -------------------------
     exercise of the Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), Optionee agrees to represent and warrant in writing at the time of any exercise of the Option or any portion thereof that the Option Shares are being purchased only for investment and without any present intention to sell or distribute such shares, and further agrees that shares so acquired may be appropriately legended and will be sold or transferred only in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") or any applicable law, regulation, or rule of any governmental agency.
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          (e)  Taxes.  Optionee shall pay all original issue or transfer taxes
               -----
     and all other fees and expenses incident to the issue, transfer, or delivery of Option Shares.

          (f)  Nonassignability.  The Option shall be exercisable during
               ----------------
     Optionee's lifetime only by Optionee, and shall not be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any such assignment, transfer, pledge, hypothecation, sale or other disposition being void and of no effect; provided, however, that the Option shall be transferable by will or the laws of descent and distribution.

          (g)  No Rights Until Issue.  No right to vote or receive dividends or
               ---------------------
     any other rights as a stockholder of Hawkins shall exist with respect to the Option Shares, notwithstanding the exercise of the Option, until the issuance to the Optionee of a stock certificate or certificates representing such shares.

          (h)  Anti-dilution.  In the event of a merger, consolidation,
               -------------
     reorganization, recapitalization, stock dividend, stock split (other than the Stock Split) or other change in the corporate structure or capitalization of Hawkins, the number of Option Shares and the exercise price shall be subject to appropriate adjustments as described in the Plan.

The Option is also subject to, and, by accepting and executing this Agreement, Optionee agrees to be bound by, all of the terms, provisions, limitations and conditions of the Plan.

     4.   The Plan.  Optionee acknowledges receipt of a copy of the Plan and
          --------
represents that he/she is familiar with the terms and provisions thereof and hereby accepts the Option subject to all such terms and provisions.

     5.   Transferability of Shares of Common Stock.  In the event a
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registration statement with respect to the issuance of Option Shares to Optionee upon the exercise of the Option or any portion thereof is not in effect at the time of such issuance of Option Shares by Hawkins, at the time of the proposed transfer of Option Shares, Optionee shall not offer, sell, hypothecate, transfer or otherwise dispose of any of the Option Shares issued pursuant to the exercise of the Option or any portion thereof unless either (a) a registration statement with respect to such Option Shares is then in effect under the Securities Act, and any applicable state securities laws, and such offer, sale, transfer or other disposition is accompanied by a prospectus relating to such registration statement and meeting the requirements of the Securities Act; or (b) counsel satisfactory to Hawkins renders an opinion in writing, addressed to Hawkins and acceptable to Hawkins and its counsel, to the effect that, in the opinion of such counsel, such proposed offer, sale, transfer or other disposition of such Option Shares is exempt from the provisions of Section 5 of the Securities Act and the applicable state securities laws in view of the circumstances of such proposed offer, sale, transfer or other disposition.

     6.   Binding Agreement.  This Agreement shall be binding upon and shall
          -----------------
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, successors and assigns.

     EXECUTED as of the day and year first above written.

                                 "Hawkins"
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                                 Hawkins Energy Corporation


                                 By:__________________________________
                                    Name:_____________________________
                                    Title:____________________________


                                 "Optionee"


                                 _____________________________________
                                 Name:________________________________